Exhibit 99.1
AGREEMENT OF JOINT FILING
This joint filing agreement (this “Agreement”) is made and entered into as of this 1st day of November 2021, by and among GS Sponsor II LLC, GSAM Holdings LLC, and GSAH II PIPE Investors Employee LP.
The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13D in respect of the shares of Class A Common Stock of Mirion Technologies, par value $0.0001 per share, is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated: November 1, 2021

GS SPONSOR II LLC

By:	/s/ Thomas R. Knott
Name: Thomas R. Knott
Title: Authorized Signatory

GSAM Holdings LLC

By:	/s/ Thomas R. Knott
Name: Thomas R. Knott
Title: Authorized Signatory

GSAH II PIPE Investors Employee LP

By:	Goldman Sachs & Co. LLC,
its investment manager

By:	/s/ Thomas R. Knott
Name: Thomas R. Knott
Title: Authorized Signatory

SCHEDULE A
Directors and Executive Officers of GSAM Holdings LLC, GS Sponsor II LLC, and GSAH II PIPE Investors Employee LP
GSAM Holdings LLC

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Julian Salisbury	Goldman Sachs	200 West Street, New York, NY 10282	United Kingdom
Heather Miner	Goldman Sachs	200 West Street, New York, NY 10282	United States/Ireland
David Plutzer	Goldman Sachs	200 West Street, New York, NY 10282	United States
Judith Shandling	Goldman Sachs	200 West Street, New York, NY 10282	United States

GS Sponsor II LLC

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Raanan Agus	Goldman Sachs	200 West Street, New York, NY 10282	United States

GSAH II PIPE Investors Employee LP

Name and Position	Principal Occupation	Principal Business Address	Citizenship
Michael Brandmeyer	Goldman Sachs	200 West Street, New York, NY 10282	United States